UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 31, 2017

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA	91776
(Address of principal executive offices)	(Zip Code)

(626) 589-2468

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	⁫ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	⁫ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	⁫ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	⁫ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities

ChineseInvestors.com,, Inc. commenced the private placement of up to 10,000,000 shares of its Series D-2107 Convertible Preferred Stock on July 27, 2017 at a price of $1 per share.

Item 8.01 Other Events

The Company’s wholly owned subsidiary, ChineseHempOil.com, Inc., will commence a Hemp Education Center in San Gabriel, CA to educate the community about the potential health benefits of the hemp based products that ChineseHempOil.com will market.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Copy of the Certificate of Designation of Preferences, Rights and Limitations of Series D-2017 Convertible Preferred Stock as filed with the Indiana Secretary of State of July 27, 2017.

99.2 Copy of Press Release describing the Hemp Education Center established by ChineseHempOil.com, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 31, 2017

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer